Exhibit 99.1

Privileged and Confidential
Privileged Settlement Communication
Subject to FRE 408 and TRE 408 and Related Provisions

Term Sheet, provided by the Company to the Lenders on January 10, 2018

STRUCTURE / IMPLEMENTATION	▪ Pre-packaged / Pre-arranged bankruptcy
ABL	▪ Remains outstanding and / or refinanced at closing
TERM LOANS AND PGNS	**Debt Consideration** ▪ $5.50bn new debt at recapitalized iHeart ▪ 5-7 year maturity ▪ Collateral in substantially all assets of recapitalized iHeart
	Equity Consideration ▪ 88.3% equity in recapitalized iHeart ▪ 100.0% of iHeart's ownership in Outdoor[1]
JUNIOR STAKEHOLDERS	▪ $250mm new debt at recapitalized iHeart ▪ 11.7% equity in recapitalized iHeart
MANAGEMENT	▪ MIP to be negotiated
OTHER	▪ Full and mutual releases ▪ Treatment of Intercompany Note to be discussed

Notes: Tax analysis of proposed structure still under review by Kirkland & Ellis and the Company

1. Reflects iHeartMedia's ownership in Outdoor (e.g., 100% = 89.5% direct ownership). Assumes public stub remains outstanding